Exhibit 5.1

Greenland Technologies Holding Corporation 50 Millstone Road, Building 400 Suite 130 East Windsor, NJ 08512 United States	D +1 284 852 7309 E michael.killourhy@ogier.com
1 (888) 827-4832	Reference: 174563.00015/MJK/HBT

27 March 2026

Dear Sirs

Greenland Technologies Holding Corporation, incorporated in the British Virgin Islands with company number 1965087 (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement filed with the U.S. Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), on Form S-3 on 27 March 2026 (the Registration Statement), relating to the offering of up to $200,000,000 class A ordinary shares of no par value (the Class A Ordinary Shares), preferred shares (the Preferred Shares, and together with the Class A Ordinary Shares, including as issuable pursuant to the Warrants, Rights and Units (each as defined below), the Shares), debt securities (the Debt Securities), warrants to purchase other securities (the Warrants), rights (the Rights) and units (the Units) (including any combination of the foregoing) issuable by the Company (the Securities).

This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

1	Documents

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement, including the Company's prospectus;

(b)	(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 09 February 2026;

(ii)	the public information revealed from searches (the Court Searches) of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (JEMS) by the Registry of the High Court of the Virgin Islands on 16 October 2024,

Ogier

Ritter House, Wickhams Cay II

PO Box 3170

Road Town, Tortola

British Virgin Islands

VG1110

T +1 284 852 7300

F +1 284 852 7450

ogier.com

A list of Partners may be inspected on our website

(each of the searches in (b)(i) and (ii) together and including as both updated on 27 March 2026, the Public Records);

(d)	a registered agent’s certificate issued by the Company’s registered agent dated 26 March 2026 (the Registered Agent’s Certificate); and

(e)	written resolutions of the director(s) of the Company containing resolutions of the director(s) of the Company at the relevant time dated 25 March 2026, approving and/or ratifying, inter alia, the Registration Statement and the issuance of the Securities (the Resolutions).

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on the Registered Agent's Certificate without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(b)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(c)	the Resolutions remain in full force and effect;

(d)	the accuracy and completeness of the Registered Agent's Certificate as at the date hereof; and

(e)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that: (a) the Securities have been duly authorised for issue and, when issued by the Company against payment in full of the consideration therefore in accordance with the terms set out in the Registration Statement and (in the case of the class A ordinary shares) duly registered in the Company’s register of members, will be validly issued, fully paid and non-assessable; and (b) the Shares issuable upon conversion, exercise or exchange of the Debt Securities, Warrants, Rights and Units, as applicable, have been duly authorised and reserved for issuance and, when issued by the Company upon such conversion, exercise or exchange in accordance with the terms of the applicable Debt Securities, Warrants, Rights or Units and (in the case of the Shares) duly registered in the Company's register of members, will be validly issued, fully paid and non-assessable.

4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

5	Governing Law and Reliance

(a)	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

(b)	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the legal matters section of the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier

Ogier

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